                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               W.W. GRAINGER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

             455 Knightsbridge Parkway, Lincolnshire, IL 60069-3620
                                 (847) 793-9030

                                                             March 26, 1997

     TO OUR SHAREHOLDERS:

         The 1997 annual meeting of shareholders of W.W. Grainger, Inc., an Illinois corporation, will be held at Company offices located at 5500
     W. HOWARD ST., SKOKIE, ILLINOIS (see map overleaf), on Wednesday, April 30, 1997, at 10 A.M. (CDT).

         We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

         The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please sign, date, and return the enclosed proxy promptly to ensure that your shares will be represented.

                             Office of the Chairman

                               /s/ D.W. GRAINGER
                               -----------------
                                 D. W. Grainger
                             Chairman of the Board

/s/ J. D. FLUNO                           /s/ R. L. KEYSER
-----------------                         -----------------
        J. D. Fluno                       R. L. Keyser
        Vice Chairman                     President and
                                          Chief Executive Officer

                  YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND
                          RETURN YOUR PROXY PROMPTLY.

                                                           [LOGO]

                                             1997 Annual Shareholders' Meeting
                                             Wednesday, April 30, 1997 -- 10
                                             A.M. (CDT)

                                             Location: W.W. Grainger, Inc.

                                                       5500 W. HOWARD ST.
                                                     SKOKIE, IL 60077-2699
                                                  (847) 982-9000
                                                  (Building Entrance: 7650
                                                       Frontage Rd.)

[MAP -- of Chicago and Niles/Skokie, IL areas showing location of the Annual Meeting.]

                                     [LOGO]

             455 Knightsbridge Parkway, Lincolnshire, IL 60069-3620
                                 (847) 793-9030

     ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 1997

    The annual meeting of shareholders of W.W. Grainger, Inc. will be held at Company offices located at 5500 W. HOWARD ST., SKOKIE, ILLINOIS (see map on previous page), on April 30, 1997, at 10 A.M. (CDT) for the following purposes:

        1.  To elect eleven directors for the ensuing year;

        2. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 1997;

        3.  To consider and act upon a proposal to approve the Director Stock
    Plan;

        4. To consider and act upon a proposal to approve the Office of the Chairman Incentive Plan;

        5. To consider and act upon a proposal to approve the 1990 Long Term Stock Incentive Plan, as amended; and

        6. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board has fixed the close of business on March 3, 1997, as the record date for the meeting. Shareholders may vote either in person or by proxy.

    By order of the Board of Directors.

                                         J. M. BAISLEY
                                         Secretary

Lincolnshire, Illinois
March 26, 1997

                                     [LOGO]

             455 Knightsbridge Parkway, Lincolnshire, IL 60069-3620

                                 (847) 793-9030

                                                                  March 26, 1997

                                PROXY STATEMENT
                                  INTRODUCTION

    This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of W.W. Grainger, Inc., an Illinois corporation (the "Company"), of proxies to be voted at the annual meeting of shareholders of the Company to be held on April 30, 1997, and at any adjournment thereof. It is anticipated that this proxy statement and the accompanying form of proxy will be mailed to shareholders commencing on or about March 26, 1997.

VOTING AT THE MEETING

    The Board has fixed the close of business on March 3, 1997, as the record date for determining shareholders entitled to notice of and to vote at the meeting. On that date, there were outstanding on the books of the Company 52,464,657 shares of Company common stock. A majority of the shares having voting power at the meeting will constitute a quorum for the transaction of business.

    In the election of directors, shareholders have the right to cumulative voting. "Cumulative voting" means that each shareholder has that number of votes equal to the number of directors to be elected, times the number of shares owned by such shareholder. The total number of these votes may be cast for one nominee or apportioned among two or more nominees, as the shareholder desires. In any matter other than the election of directors, each share is entitled to one vote.

    Shares of record on the record date and represented by each properly executed proxy received by the Company in time to permit its use at the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such shares will be voted as recommended by the Board. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the voting.

EXPENSES OF SOLICITATION

    The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means, by directors, officers, and regular employees of the Company and its subsidiaries who, except for normal overtime pay in certain instances, will not receive additional compensation therefor, and by representatives of the Company's stock transfer agent. Arrangements will also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of proxy soliciting material to certain beneficial owners of Company common stock, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in connection therewith. D.F. King & Co., Inc. has been retained by the Company to aid in the solicitation of proxies and will be paid for its services in this regard a fee approximating $6,000, plus reasonable costs and expenses.

                               BOARD OF DIRECTORS

ELECTION OF DIRECTORS

    Eleven directors are to be elected to hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified. When authorized to vote for any of the directors, as set forth in the proxy, the person or persons voting the proxy, voting cumulatively, are permitted to and may apportion the total votes represented by the proxy to one or more of the nominees. Directors are elected by the votes of a majority of the shares represented in person or by proxy at the meeting. Broker non-votes and directions to withhold authority will not count as votes in the election.

    If any nominee named herein should not continue to be available for election, a circumstance that is not expected, discretionary authority may be exercised to vote for a substitute. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption OTHER MATTERS appearing later in this proxy statement.

    The following pages contain certain information about the nominees. All of the nominees are presently directors and were previously elected by the shareholders. Unless otherwise indicated, each of the nominees has served for at least the past five years in the principal business position currently or most recently held. For the nominees' beneficial ownership of shares of Company common stock, see STOCK OWNERSHIP appearing later in this proxy statement.

[PHOTO 1]

                     GEORGE R. BAKER, age 67, is a corporate director/advisor. Until 1985, he was a special limited partner of Bear, Stearns & Co. Inc., investment bankers. Mr. Baker is also a director of The Midland Company, Reliance Group Holdings, Inc., Reliance Insurance Company, Williams Hospitality Group Inc., and WMS Industries, Inc. He was first elected a director of the Company in 1976 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

[PHOTO 2]

                     ROBERT E. ELBERSON, age 68, retired in 1989 as Vice Chairman and a director of Sara Lee Corporation, a marketer, manufacturer, and distributor of consumer products and food services. Until 1986, he served that company as President and Chief Operating Officer. Mr. Elberson is also a director of Sonoco Products Company. He was first elected a director of the Company in 1982 and is Chairman of the Audit Committee.

[PHOTO 3]

                     JERE D. FLUNO, age 55, is Vice Chairman of the Company. Mr. Fluno, who joined the Company in 1969, is a member of the Office of the Chairman. He is also a director of Andrew Corporation, a member of the Board of Governors of the Chicago Stock Exchange, Incorporated, and a director of the Chicago Stock Exchange subsidiaries, Midwest Clearing Corporation and Midwest Securities Trust Company. Mr. Fluno was first elected a director of the Company in 1975.

[PHOTO 4]

                     WILBUR H. GANTZ, age 59, is President and Chief Executive Officer of PathoGenesis Corporation, a health care company discovering and developing therapeutics for infectious diseases. Prior to assuming this position in 1992, he served as President of Baxter International Inc., a manufacturer and distributor of health care products and services. Mr. Gantz is also a director of Bank of Montreal and its subsidiaries, Harris Bankcorp, Inc. and Harris Trust and Savings Bank; The Gillette Company; and PathoGenesis Corporation. He was first elected a director of the Company in 1985 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

[PHOTO 5]

                     DAVID W. GRAINGER, age 69, is Chairman of the Board and, from 1992 to 1994, was President of the Company. Mr. Grainger, who joined the Company in 1952, is a member of the Office of the Chairman. He is also a director of Allegiance Corporation. Mr. Grainger was first elected a director of the Company in 1953 and is a member of the Board Affairs and Nominating Committee.

[PHOTO 6]

                     RICHARD L. KEYSER, age 54, is the Company's President, a position assumed in 1994, and Chief Executive Officer, a position assumed in 1995. Mr. Keyser, who joined the Company in 1986, is a member of the Office of the Chairman. Other positions in which he served during the past five years were Chief Operating Officer of the Company, Executive Vice President of the Company, and President of the Grainger Division. Mr. Keyser is also a director of Morton International, Inc. He was first elected a director of the Company in 1992.

[PHOTO 7]

                     JOHN W. MCCARTER, JR., age 59, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. Mr. McCarter will continue to serve as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until his retirement from that firm in 1997. He is also a director of A.M. Castle & Co. and HT Insight Funds, Inc., and a trustee of Harris Insight Funds Trust. Mr. McCarter was first elected a director of the Company in 1990 and is Chairman of the Board Affairs and Nominating Committee.

[PHOTO 8]

                     JAMES D. SLAVIK, age 44, is President of Mark IV Capital, Inc., an investment company dealing in real estate and corporate investments. Until 1987, he served as an investment real estate broker of Coldwell Banker Commercial Real Estate Services, a real estate brokerage company. Mr. Slavik is also a director of Mark IV Capital, Inc. He was first elected a director of the Company in 1987 and is a member of the Audit Committee and Board Affairs and Nominating Committee.

[PHOTO 9]

                     HAROLD B. SMITH, age 63, is Chairman of the Executive Committee of Illinois Tool Works Inc., a manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Illinois Tool Works Inc. and Northern Trust Corporation, and a trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was first elected a director of the Company in 1981 and is Chairman of the Compensation Committee.

[PHOTO 10]

                     FRED L. TURNER, age 64, is Senior Chairman of the Board and Chairman of the Executive Committee of McDonald's Corporation, a restaurant licensor. He joined McDonald's Corporation in 1956 and assumed his current position in 1990, after serving that company as Chairman of the Board and Chief Executive Officer. Mr. Turner is also a director of Aon Corporation, Baxter International Inc., McDonald's Corporation, and Ronald McDonald House Charities. He was first elected a director of the Company in 1984 and is a member of the Audit Committee and the Compensation Committee.

[PHOTO 11]

                     JANIECE S. WEBB, age 43, is a Corporate Vice President of Motorola, Inc., a leading provider of electronic equipment, systems, components, and services produced for both U.S. and international markets, and the General Manager of the International Networks Division of Motorola's Messaging, Information and Multimedia Sector. She first became a director of the Company in 1995 and is a member of the Audit Committee and the Compensation Committee.

MEETINGS AND COMMITTEES OF THE BOARD

    Six meetings of the Board were held in 1996. In addition, the directors acted twice during the year by unanimous consent.

    The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. Committee members are elected by the Board shortly following the annual meeting of shareholders.

    Directors who presently serve on the Audit Committee are R.E. Elberson (Chairman), J.D. Slavik, F.L. Turner, and J.S. Webb. The Audit Committee met four times in 1996. Each year, the Audit Committee reviews the annual audit plan with the independent auditors and also reviews the results of the annual audit with them. In addition, the Audit Committee reviews the adequacy of internal controls with both the independent auditors and the Company's internal auditors, and has oversight responsibilities for various aspects of certain employee benefit plans. Although the Audit Committee, as well as the Board, is apprised of the nature and costs of the non-audit professional services provided by the independent auditors, neither the Audit Committee nor the Board reviews all non-audit services in advance. All services and fees, however, are subsequently reviewed and approved by the Audit Committee. The Audit Committee reviews the independence of the independent auditors, giving consideration to the possible effect of each audit and non-audit service on such independence.

    Directors who presently serve on the Board Affairs and Nominating Committee are J.W. McCarter, Jr. (Chairman), G.R. Baker, W.H. Gantz, D.W. Grainger, and J.D. Slavik. The Board Affairs and Nominating Committee, which met once in 1996, recommends to the Board the size of the Board, criteria for Board membership, and prospective nominees. It also recommends to the Board the make-up of the Board committees (Audit, Board Affairs and Nominating, and Compensation), makes periodic reviews with respect to senior management organization and succession, and makes initial assessments and recommendations to the Board regarding major issues or proposals. The Board Affairs and Nominating Committee has not established any policy or procedure for considering nominees recommended by shareholders.

    Directors who presently serve on the Compensation Committee are H.B. Smith (Chairman), G.R. Baker, W.H. Gantz, F.L. Turner, and J.S. Webb. The Compensation Committee, which met five times in 1996, oversees the activities of the Company in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. The Compensation Committee also acts as the administration committee under various stock and incentive plans.

    Each director who is not an employee of the Company or any subsidiary thereof is an alternate member of each Board committee of which such director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a specifically appointed committee member who is absent.

DIRECTORS' FEES AND RELATED INFORMATION

    Directors who are not employees of the Company or any subsidiary thereof receive for their services (i) a retainer fee at the rate of $25,000 per annum,
(ii) an additional retainer fee for serving as chairman of any Board committee at the rate of $4,000 per annum, and (iii) a fee of $1,000 for each meeting of the Board and for each meeting of a committee thereof attended. The Company reimburses related travel expenses. Directors who are employees of the Company do not receive any fees for Board or Board committee service.

    Under the Plan for Payment of Directors' Fees, a non-employee director may elect to defer payment of all or any portion of the directors' fees until cessation of service as a director. In the case of deferral, the fees are payable in either a lump sum or periodic installments. Such deferred fees bear interest at the ten-year constant maturity Treasury yield, plus one-half of one percent (0.5%). Two directors have elected to defer payment of 1996 fees.

    Under the Post-Service Benefit Plan for Non-Management Directors, a benefit is provided with respect to any non-employee director who ceases to be a director (i) after reaching age 70, (ii) after at least five years of service as a director, or (iii) by reason of permanent disability or death. The benefit is 80% of the retainer for serving as a director at the time of payment, payable for a number of years equal to the lesser of ten, or the number of years of service as a director. If the director dies before all payments are made, such payments are made to the director's spouse, but cease upon the spouse's death.

    If the Director Stock Plan is approved, see PROPOSAL TO APPROVE THE DIRECTOR STOCK PLAN appearing later in this proxy statement, compensation to non-employee directors would be primarily in or have a value based upon the market price of shares of Company common stock. In addition, the Plan for Payment of Directors' Fees and the Post-Service Benefit Plan for Non-Management Directors described above would be terminated.

    In the ordinary course of business during 1996, the Company and its subsidiaries engaged in various types of business transactions with, and with affiliates of, organizations with which directors of the Company are associated in their principal business occupations or otherwise. The transactions are not deemed material to any of the directors. Similar transactions are likely to occur in the future.

                                STOCK OWNERSHIP

    The table below, which is based upon information furnished to the Company by the individuals involved, sets forth the number of shares of Company common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on March 7, 1997 by each of the directors, the nominees and certain executive officers of the Company, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership with respect to the shares shown by sole voting and investment power.

                                                                                SHARES     PERCENTAGE
                                                                             BENEFICIALLY   OF COMMON
BENEFICIAL OWNER                                                               OWNED(1)     STOCK(2)
---------------------------------------------------------------------------  ------------  -----------
David W. Grainger(3,4,5,6) ................................................     5,641,317      10.83%
    5500 W. Howard St.
    Skokie, IL 60077
James D. Slavik (3,7,8,9,10) ..............................................     4,390,156       8.43%
    100 Bayview Circle
    Suite 4500
    Newport Beach, CA 92660
James M. Baisley(11,12,13,14)..............................................        23,278       *
George R. Baker............................................................           800       *
Donald E. Bielinski(11,12,15)..............................................        72,632       *
Robert E. Elberson.........................................................        13,100       *
Jere D. Fluno(11,12,16)....................................................       189,260       *
Wilbur H. Gantz............................................................         4,100       *
Richard L. Keyser(11,12,17)................................................       119,940       *
John W. McCarter, Jr.(18)..................................................         2,500       *
Harold B. Smith(19)........................................................        17,000       *
Fred L. Turner.............................................................         3,000       *
Janiece S. Webb............................................................           300       *
Directors and Executive Officers as a group(11,12,13,20,21)................    10,653,911      20.45%

-------------

 (1) In some instances, shares are included as to which beneficial ownership has been disclaimed in reports filed with the Securities and Exchange Commission.

 (2)  An asterisk (*) indicates less than 1%.

 (3) Messrs. Grainger and Slavik are known by the Company to be beneficial owners of more than 5% of the Company's common stock.

 (4) Includes 688,498 shares held by The Grainger Foundation Inc., a charitable foundation, as to which shares Mr. Grainger has shared voting and investment power.

 (5) Includes 762,360 shares held by various family trusts, as to which shares Mr. Grainger has shared voting and investment power.

                                       8

 (6) Includes 356,155 shares held by various family trusts, as to which shares Mr. Grainger, alone or with his wife, has voting and investment power.

 (7) Excludes 344 shares held by Mr. Slavik's wife, as to which shares Mr. Slavik disclaims voting or investment power.

 (8) Includes 3,218,680 shares held by certain family-owned corporations, as to which shares Mr. Slavik has sole voting power and shared investment power.

 (9) Includes 707,006 shares held by various family trusts, as to which shares Mr. Slavik has shared voting and investment power.

(10) Includes 82,810 shares held by various family trusts or as custodian for family members, as to which shares Mr. Slavik, alone or with his wife, has voting and investment power.

(11) Includes shares that may be acquired within 60 days after March 7, 1997 upon exercise of employee stock options as follows: Mr. Baisley, 17,870 shares; Mr. Bielinski, 57,646 shares; Mr. Fluno, 79,260 shares; Mr. Keyser, 62,840 shares; and all directors and executive officers of the Company as a group, 319,166 shares. In computing the percentage of shares owned by each such person and by the group, such shares were added to the total number of outstanding shares for the separate calculations.

(12) Includes shares of restricted stock as follows: Mr. Baisley, 5,000 shares; Mr. Bielinski, 10,000 shares; Mr. Fluno, 40,000 shares; Mr. Keyser, 50,000 shares; and all directors and executive officers as a group, 170,500 shares. Such shares, which are held under the Company's 1990 Long Term Stock Incentive Plan, are not transferable and are subject to forfeiture during the applicable restricted period.

(13) Includes 117 shares and 130 shares which Mr. Baisley and all directors and executive officers of the Company as a group, respectively, are deemed to have the economic equivalent of investment power by reason of participation in the Company's supplemental profit sharing plan.

(14) Excludes 250 shares held by Mr. Baisley's son who resides in the same household, as to which shares Mr. Baisley disclaims voting or investment power.

(15) Includes 4,260 shares as to which Mr. Bielinski has shared voting and investment power with his wife.

(16) Includes 62,612 shares as to which Mr. Fluno has shared voting and investment power with his wife.

(17) Includes 5,134 shares as to which Mr. Keyser has shared voting and investment power with his wife.

(18) As to such shares, Mr. McCarter has shared voting and investment power with his wife.

(19) Includes 16,000 shares as to which Mr. Smith has shared voting and investment power.

(20) Includes 5,748,833 shares as to which members of the group have shared voting and/or investment power.

(21) Excludes 794 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

    The table below sets forth information concerning beneficial ownership of the Company's common stock on December 31, 1996, as reported in a Schedule 13G filed with the Securities and Exchange Commission. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company.

                                                                                SHARES
                                                                              BENEFICIALLY PERCENTAGE OF
BENEFICIAL OWNER                                                                 OWNED     COMMON STOCK
----------------------------------------------------------------------------  -----------  -------------
J.P. Morgan & Co. Incorporated .............................................   4,652,965*         9.1%
    60 Wall Street
    New York, NY 10260

------------

* In cases where voting power is claimed, includes 2,699,399 shares as to which there is sole voting power and 89,455 shares as to which there is shared voting power. In cases where investment power is claimed, includes 4,488,582 shares as to which there is sole investment power and 146,783 shares as to which there is shared investment power.

                      MANAGEMENT COMPENSATION AND BENEFITS

SUMMARY COMPENSATION INFORMATION

    Set forth below is certain summary information concerning compensation paid to or accrued for those persons who, at December 31, 1996, were (i) the Company's Chief Executive Officer and (ii) each of the four other most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994:

                                                ANNUAL COMPENSATION     LONG-TERM COMPENSATION      ALL OTHER
                                                                                                 COMPENSATION(3)
                                               ----------------------  ------------------------  ----------------
                                                                                AWARDS
                                                                       ------------------------
                                                                       RESTRICTED      STOCK
   NAME AND PRINCIPAL POSITION                                            STOCK       OPTIONS
          (AT 12/31/96)               YEAR      SALARY     BONUS(1)     AWARDS(2)    (SHARES)
----------------------------------     ---     ---------  -----------  -----------  -----------
Richard L. Keyser ................             $ 576,000   $ 587,878    $3,800,000      23,040
 President and Chief Executive      1996 1995    511,950     673,700          -0-       14,840   196$,810 205,576
 Officer                                 1994    458,880     690,000          -0-       13,100         128,877

James M. Baisley .................             $ 267,300   $ 164,951
 Senior Vice President, General     1996 1995    262,080     176,433   3$80,000 -0- 6,170 4,690  72,$671 77,584
 Counsel, and Secretary                  1994    249,600     192,217          -0-        4,740          60,635

Donald E. Bielinski ..............             $ 310,560   $ 221,708
 Senior Vice President, Marketing   1996 1995    303,000     235,976   7$60,000 -0- 8,560 6,320  89,$553 95,287
 and Sales                               1994    285,900     254,708          -0-        8,380          72,608

Jere D. Fluno ....................             $ 487,200   $ 491,610    $3,040,000      17,330
 Vice Chairman                      1996 1995    472,800     539,277          -0-       13,360   161$,796 198,873
                                         1994    458,880     690,000          -0-       13,100         128,877

David W. Grainger ................             $ 612,000   $ 148,104          -0-          -0-
 Chairman of the Board              1996 1995    612,000     161,568          -0-          -0-   126$,864 164,868
                                         1994    612,000     352,000          -0-          -0-         147,725

---------------

(1) Includes amounts paid with respect to performance during the indicated fiscal year under the Company's Management Incentive Program.

(2) Represents the fair market value on the date of award of restricted stock awarded under the Company's 1990 Long Term Stock Incentive Plan. Shares of restricted stock have the same rights, including dividend and voting rights, as other shares of common stock. As of December 31, 1996, Messrs. Keyser, Baisley, Bielinski and Fluno held 50,000, 5,000, 10,000 and 40,000 shares of restricted stock, having then-current market values of $4,012,500, $401,250, $802,500, and $3,210,000, respectively. All such shares are scheduled to vest in November 2006. With respect to Messrs. Keyser and Fluno, acceleration of vesting is provided in the event of death or disability or in the event of a "change of control" of the Company.

(3) The amounts shown were accrued under the Company's non-contributory profit sharing plan, in which most Company employees participate, and the related supplemental profit sharing plan.

STOCK OPTION GRANTS

    Set forth below is further information concerning grants of stock options during the fiscal year ended December 31, 1996 to the Named Executive Officers other than Mr. Grainger, to whom no stock options were granted during the year. No stock appreciation rights were granted during the year.

                                     PERCENTAGE OF
                                     TOTAL OPTIONS
                         OPTIONS      GRANTED TO       EXERCISE OR     EARLIEST                   GRANT DATE
                         GRANTED     EMPLOYEES IN    BASE PRICE (PER   EXERCISE    EXPIRATION       PRESENT
NAME                    (SHARES)      FISCAL 1996       SHARE)(1)       DATE(2)       DATE         VALUE(3)
---------------------  -----------  ---------------  ---------------  -----------  -----------  ---------------
Richard L. Keyser....      23,040          7.97%        $   67.50        4/24/99      4/23/06      $ 500,429
James M. Baisley.....       6,170          2.13%            67.50        4/24/99      4/23/06        134,012
Donald E.
 Bielinski...........       8,560          2.96%            67.50        4/24/99      4/23/06        185,923
Jere D. Fluno........      17,330          5.99%            67.50        4/24/99      4/23/06        376,408

---------------

(1) The per share option exercise price equals the per share closing price of Company common stock reported in the Composite Tape for New York Stock Exchange listed stocks on the business day preceding the date of grant. Stock optionees presently may make payment of the exercise price of stock options by delivering already owned shares of Company common stock (based on the fair market value of the shares at the time). Stock optionees presently may also direct that shares of Company common stock otherwise deliverable upon exercise (based on the fair market value of the shares at the time) be withheld in satisfaction of withholding tax obligations arising from exercise.

(2) All options granted to the Named Executive Officers were granted on April 24, 1996, and become fully exercisable three years following the date of grant.

(3) The amounts shown are based on the Black-Scholes option pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

    a.  Exercise price of $67.50.

    b.  Expected term of 6.5 years.

    c.  Interest rate of 6.55%.

    d.  Volatility of 21.75%.

    e.  Dividend yield of 1.46%.

    The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

STOCK OPTION EXERCISES AND HOLDINGS

    Set forth below is information relating to stock options exercised by the Named Executive Officers during the 1996 fiscal year and the number of shares of Company common stock covered by, and the value of, outstanding stock options held by them at December 31, 1996. At no time during the year did the Company have any outstanding stock appreciation rights. Mr. Grainger is excluded from the table as he did not hold any stock options during the year.

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                                             OPTIONS AT 12/31/96            AT 12/31/96(3)
                            SHARES ACQUIRED     VALUE     --------------------------  ---------------------------
NAME                        ON EXERCISE(1)   REALIZED(2)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------  ---------------  -----------  -----------  -------------  ------------  -------------
Richard L. Keyser.........         8,900      $ 407,994       59,080        50,980    $  2,259,504   $   808,360
James M. Baisley..........        10,060        363,101       15,130        15,600         452,230       252,549
Donald E. Bielinski.......         9,876        491,532       49,266        23,260       1,983,587       380,815
Jere D. Fluno.............           -0-            -0-       66,160        43,790       2,297,563       708,733

------------

(1) The figures shown are the numbers of shares covered by the exercised stock options.

(2) The amounts shown are the differences between the per share stock option exercise prices and fair market values of Company common stock on the dates of exercise, multiplied by the number of shares covered by the exercised stock options.

(3) The amounts shown are the differences between the per share stock option exercise prices and the closing price of Company common stock on December 31, 1996 of $80.25 per share, as reported in the Composite Tape for New York Stock Exchange listed stocks, multiplied by the number of shares covered by the unexercised stock options.

OTHER BENEFITS

    The Executive Deferred Compensation Plan, an unfunded plan administered by a committee of management, permitted participants selected by the committee and the committee to agree on a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. The Company allocated to participants' accounts an additional 15% of the salary reduction to reflect reduced profit sharing plan contributions. Under the related Plan Agreement, a participant is entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by the Company, and the number of years from deferment to normal retirement age. Reduced or increased payments are provided in the event that the participant begins receiving payments before or after age 65. If a participant terminates service with the Company prior to qualifying for early benefits pursuant to the terms of the Plan, or if the Company reduces benefits or terminates the Plan, or if there is a "change of control" of the Company, the Plan provides for various benefits to the participant, ranging from a return of the amount of salary deferral, plus interest, to a lump-sum benefit equal to the present value of a projected payment stream. If a participant dies before retirement or before having received the full amount of the benefits, the balance will be paid to the participant's designated beneficiary. Although the initiation of salary payment deferrals has not been permitted for several years and there were no such deferrals for 1996, all of the Named Executive Officers and certain other members of management have deferred salary payments under the Plan in prior years. Payments under the Plan have commenced with respect to Mr. Grainger, who is receiving $12,280 per month in this regard. If Messrs. Keyser, Baisley, Bielinski, and Fluno remain employees of the Company until age 65 and then commence receiving payments under the Plan, the monthly payments would amount to $10,509, $5,545, $3,664, and $26,207, respectively.

    Participation of employees in the Executive Death Benefit Plan, which is unfunded, is determined by a committee of management. The beneficiary of a participant who dies while employed by the Company is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. A lump-sum benefit in an amount which, after taxes, approximates the participant's last year's compensation, calculated on the same basis, is payable to a participant's designated beneficiary upon death after retirement, as defined in the Plan. All of the Named Executive Officers and certain other members of management participate in the Plan.

    The Company has minimized its exposure relating to the Executive Deferred Compensation Plan and the Executive Death Benefit Plan by purchasing life insurance contracts, which are owned by the Company.

    The Management Incentive Program ("MIP"), which is unfunded, is administered by a committee of management. MIP accounts have been established in the names of participants. Initial MIP account balances of participants who were participants in the superseded long-term incentive plan reflect amounts accrued but not paid under that plan. MIP account balances are adjusted periodically as a result of MIP bonuses earned, MIP bonuses paid, and the merit salary budget applicable to exempt employees generally. MIP account balances are generally paid out upon death, retirement, or long term disability, but are subject to forfeiture in the event of voluntary resignation or termination for misconduct. Messrs. Baisley, Bielinski, Fluno, and Grainger currently have MIP account balances of $8,497, $6,552, $17,009, and $233,099, respectively. If the Office of the Chairman Incentive Plan is approved, see PROPOSAL TO APPROVE THE OFFICE OF THE CHAIRMAN INCENTIVE PLAN appearing later in this proxy statement, Messrs. Fluno and Grainger would participate in that Plan and their MIP account balances would be paid out. Mr. Keyser, who would also participate in that Plan, does not currently have a MIP account balance.

    The Company provides a separation benefit to certain full-time employees upon termination of employment (other than for cause) at age 55 or later with at least 15 years service. This benefit, which is unfunded, is equal to one week's regular pay for each two full years of continuous employment accrued prior to December 31, 1984, with a maximum of 13 weeks pay. Mr. Keyser joined the Company after December 31, 1984 and, accordingly, will not receive the separation benefit. Had they been eligible and terminated their employment as of the date of this proxy statement,

Messrs. Baisley, Fluno, and Grainger, who are eligible, and Mr. Bielinski, who is not eligible, would have received a separation benefit of $5,250, $67,523, $90,000, and $37,980, respectively.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

    This report of the Compensation Committee of the Board (the "Committee") discusses the Company's compensation policy and programs for the executive officers, including members of the Office of the Chairman who consist of Messrs. Grainger, Fluno, and Keyser, respectively the Chairman, Vice Chairman, and President and Chief Executive Officer.

    The Committee administers the Company's executive compensation programs and recommends to the Board the compensation for all executive officers. In this connection, the Committee considers information and data supplied by management and by an independent compensation and benefits consultant. All members of the Committee are non-employee directors.

Executive Compensation Policy

    The purpose of the executive compensation programs is to enable the Company to attract and retain qualified executives and to provide appropriate incentives, including equity incentives, to support the achievement of the Company's business goals. The overall program includes variable pay components which link total executive compensation to the creation of shareholder value over the long term.

    When Company performance is at target, the Company's objective is to pay total compensation at least at the size-adjusted median of a peer group of companies approved by the Committee. All elements of recurring compensation are valued to determine the Company's posture relative to the comparator group. For 1996, the Company met its total compensation objective. Based on the Company's performance, total compensation paid for 1996 was at the peer group median.

    The companies used for compensation comparator purposes are not the same companies used to compare total shareholder return in the stock price performance graph. The companies in the stock price performance graph are those comprising the Dow Jones Electrical Components & Equipment Index. However, the Company's "market" for executive talent is broader than that index. The compensation comparator group used is representative of the types of major companies with whom the Company historically competes for talent.

    Total compensation for purposes of the Company's total compensation objective consists of base salary, cash incentive compensation, stock options and benefits.

Base Salaries

    The Committee reviews base salaries annually. Adjustments to base salaries are determined based on an evaluation of the competitive market, individual performance, position in the salary range (where applicable), experience of the executive, and internal equity issues. After evaluating the competitive market, a merit increase guideline program for all exempt employees was approved by the Committee for 1996. Salary adjustments for executive officers were consistent with these salary objectives.

    In determining the salary compensation of the members of the Office of the Chairman, the Committee considers the financial and non-financial performance of the Company, as well as an analysis of their salaries in relation to those for comparable positions in the comparator group of companies approved by the Committee. Mr. Grainger elected not to accept a 1996 salary increase.

Cash Incentives

    For executive officers and other key executives, the Management Incentive Program ("MIP") rewards participants for improvements in economic earnings. The concept of economic earnings recognizes the fact that capital providers have a required rate of return on their investment. Economic earnings occur only after the Company's earnings exceed this required return. The MIP emphasizes the need to continually improve economic earnings. The basic concept underlying the MIP is that improved economic earnings result from one or more of the following:

    - Increasing the return on existing investments,

    - Making new investments that have returns exceeding the Company's cost of capital, and

    - Reducing or eliminating investments that have returns which fail to meet the Company's cost of capital.

    The MIP is structured to provide an appropriate balance between short-term and long-term results. The program emphasizes the common interests of management and shareholders with long-term improvements in economic earnings expected to correspond with long-term improvement in shareholder value.

    The MIP is based on quantitative measures, but also provides for utilization of a qualitative component. The quantitative component is built around target bonuses which are stated as a percentage of base salary. These target bonuses were established based on a review of competitive market practice and are similar to the targets in prior programs. Target bonuses range from 20% to 90% of base salary. The qualitative component consists of a discretionary factor under which, if used, total bonuses can be adjusted up or down as much as 10% of participants' base salaries to account for economic or other conditions outside the participants' control. Annually, actual results are compared to targets to determine the amount of the bonus earned.

    During 1995, significant progress was made in restructuring operations and implementing long-term, strategic investments. During 1996, work continued on implementing these strategic investments and on other strategic initiatives. Economic earnings for 1996 were slightly above target, resulting in a bonus multiple that was slightly higher than in 1995, but was less than the 1994 multiple. Bonuses were calculated under the MIP formula based on Company-wide performance for all executive officers. No discretionary adjustment was made in this year's bonuses.

    Special bonuses, which are included in the summary compensation table appearing earlier in this proxy statement, were granted to Messrs. Fluno and Keyser during the year in connection with the reorganization of the Office of the Chairman.

Stock Option Program

    Stock options are awarded at an option price equal to the fair market value of the underlying Company common stock on the date of award. The stock option program is considered an important means of aligning the financial interests of executive officers and other key employees to the longer term financial interests of the shareholders. The number of option shares awarded at each level in the organization is designed to provide an economic value that is competitive with awards made by other companies to those with comparable jobs. Mr. Grainger, as in prior years, elected not to accept a stock option award.

Restricted Stock Award

    Effective in November 1996, the Company awarded restricted stock (generally subject to forfeiture if employment terminates before the end of a 10-year restricted period) to executive and other officers of the Company, in each case subject to the execution of a confidentiality and non-competition agreement with the Company. Similar awards and agreements are contemplated with respect to executives who are promoted to or otherwise assume eligible officer positions in the future. Objectives of the awards and agreements are to protect proprietary Company information, to preserve the Company's competitive advantages, particularly in termination of employment situations, to align more closely the interests of executives with those of shareholders, to provide a strong executive retention incentive, and to provide for executive continuity. Mr. Grainger elected not to receive a restricted stock award.

Stock Ownership Guidelines

    Ownership in Company stock can encourage executives to consider the shareholder impact of their decisions and to act to increase shareholder value. In 1996, the Company established stock ownership guidelines for its officers. Members of the Office of the Chairman must achieve stock ownership of at least 5 times annual base salary. Other officers must achieve stock ownership of at least three times or two times annual base salary. These ownership guidelines must be met within three years of the establishment of the guidelines or within three years of being named an officer, whichever comes first. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until such time as the ownership levels are again achieved. The Company believes that these ownership guidelines are important in aligning the interests of the executive officers of the Company and the shareholders.

Executive Death Benefits

    The death benefit component of the executive compensation programs consists of the Executive Death Benefit Plan, which is discussed in an earlier section.

Other Benefits

    Other benefits, including profit sharing and various welfare benefits, provided to executives are comparable to those provided to most salaried and hourly Company employees.

Deductibility of Executive Compensation

    Section 162(m) of the Internal Revenue Code generally disallows a Federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. It is anticipated that awards under the proposed Office of the Chairman Incentive Plan and exercises of stock options awarded under the proposed 1990 Long Term Stock Incentive Plan, as amended, will give rise to "performance-based" compensation not subject to the Section 162(m) deductibility limit.

                                           Harold B. Smith, Chairman

                                           George R. Baker

                                           Wilbur H. Gantz

                                           Fred L. Turner

                                           Janiece S. Webb

                                           Members of the Compensation Committee

                                           of the Board of Directors

STOCK PRICE PERFORMANCE

    The following stock price performance graph compares the cumulative total return on an investment in Company common stock against the cumulative total return of an investment in each of the S&P 500 Stock Index and the Dow Jones Electrical Components & Equipment Index for the period commencing December 31, 1991 and ending December 31, 1996. The graph assumes that the value for the investment in Company common stock and in each index was $100 on December 31, 1991 and that all dividends were reinvested.

[Perf graph filed with Branch Chief]
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                   RETURN
                                               W.W. Grainger, Inc.   S&P 500 Stock Index
1991                                                         $ 100                   100
1992                                                         $ 112                   108
1993                                                         $ 109                   118
1994                                                         $ 111                   120
1995                                                         $ 129                   165
1996                                                         $ 158                   203
Fiscal Year Ended December 31

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                   RETURN
                                                Dow Jones Electrical Components & Equipment Index
1991                                                                                          100
1992                                                                                          100
1993                                                                                          109
1994                                                                                          114
1995                                                                                          148
1996                                                                                          181
Fiscal Year Ended December 31

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

    Upon the recommendation of its Audit Committee, the Board has appointed Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 31, 1997, which appointment will be submitted for ratification at the meeting. Grant Thornton LLP and its predecessors have served as independent auditors of the Company for approximately 60 years. It is expected that representatives of Grant Thornton LLP will be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Company common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint other independent auditors of the Company for the next fiscal year.

                  PROPOSAL TO APPROVE THE DIRECTOR STOCK PLAN

    Upon the recommendation of the Board's Compensation Committee (the "Committee"), the Board has adopted the Director Stock Plan, subject to approval of the Director Stock Plan by the shareholders.

    The purpose of the Director Stock Plan is to permit a compensation package for non-employee directors that primarily consists of or has a value based upon the market price of shares of Company common stock. It is believed that a compensation package of stock-based incentives will further increase the identity of interests between non-employee directors and the shareholders. It is also believed that such a compensation package will enhance the Company's ability to attract and retain experienced and qualified non-employee directors.

SUMMARY DESCRIPTION OF THE DIRECTOR STOCK PLAN

    The following summary of the principal features of the Director Stock Plan is subject to and qualified in its entirety by the full text of the Director Stock Plan, a copy of which is included in this proxy statement as Appendix A.

    PARTICIPATION. Directors eligible to participate are those directors who are not employees of the Company or its subsidiaries. Eight of the Company's eleven current directors are eligible to participate.

    ADMINISTRATION. Administration is charged to the Committee, which has power to award the stock-based incentives and to determine their amounts, types and terms, subject to prescribed limitations. The Committee has interpretive and other powers necessary or advisable for plan administration. Forms of stock-based incentives that may be awarded by the Committee are described below.

    STOCK. Unrestricted shares of Company common stock can be awarded by the Committee upon any terms it deems appropriate.

    STOCK UNITS. A stock unit reflects a commitment by the Company to pay a benefit that is intended to be the economic equivalent of a share of Company common stock. Stock units will earn dividend equivalents. Awards of stock units may but need not be conditioned upon continuation of service as a director for a specified period of time. Payment of the value of stock units generally will be made after termination of service as a director. Although the form of payment is expected to be cash, which would be in an amount equal to the number of stock units multiplied by the then-current fair market value of a share of Company common stock, the Committee is empowered to determine that payment be made in whole or part in shares of Company common stock. Payment in installments following termination of service is permitted at the discretion of the Committee.

    STOCK OPTIONS. The per share exercise price of any option shall be set by the Committee, but must be at least 100% of the fair market value of a share of Company common stock on the date of grant. Upon exercise of an option, the exercise price is payable in full. With the prior approval of the Committee, the exercise price may be paid in whole or part by the delivery of shares of Company common stock owned by the optionee or pursuant to a "cashless exercise" with a stockbroker. The term of an option is to be determined by the Committee at the time of grant but cannot be more than 10 years. Each award agreement relating to an option will set forth the extent to which the optionee will have the right to exercise the option following termination of service as a director.

    According to the Company's tax advisors, a director will not recognize any income upon the grant of an option but will recognize ordinary income upon its exercise. The amount of the ordinary income will equal the excess of the fair market value of the shares covered by the option on the date of exercise over the exercise price. The Company generally will receive a Federal income tax deduction in connection with an option at the same time and in the same amount as the director recognizes ordinary income. Upon a later sale of the shares, the director generally will recognize capital gain (or loss) to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the subsequent sale.

    RESTRICTED STOCK. Shares of restricted stock will be subject to risk of forfeiture if conditions specified in the related award agreement (such as a period of continued service) are not met. The Committee has discretion to modify these conditions. Holders of shares of restricted stock will be entitled to dividends or other distributions and to vote the shares during the applicable restricted periods.

    DEFERRAL OPPORTUNITY. Each non-employee director may elect to defer any or all cash compensation for serving as a director of the Company, such as Board and Board committee meeting attendance fees and any retainer fees for serving on Board committees. Each deferral account will be credited with a number of stock units equal to the amounts deferred divided by the fair market value of a share of Company common stock as of the date of deferral.

    SHARES AVAILABLE. The number of shares of Company common stock that may be delivered in connection with stock awards, restricted stock awards, stock option exercises and payments of stock units in shares of Company common stock is 250,000, subject to adjustment. On March 7, 1997, the closing price of a share of Company common stock was $79.25, as reported in the Composite Tape for New York Stock Exchange listed stocks.

    ADJUSTMENTS. In the event of changes in outstanding Company common stock by reason of a merger, stock split, stock dividend or certain other events, the Committee can adjust the number of shares subject to outstanding stock units, stock options and other awards, as well as the number of shares of Company common stock available for delivery.

    AMENDMENTS. The Board may amend the Director Stock Plan at any time without the approval of the Company's shareholders, except that no amendment by the Board may increase the number of shares of Company common stock available for delivery, change the minimum option exercise price or the maximum term of an option, or change the requirements relating to the composition of the Committee. In addition, no amendment may adversely affect any outstanding stock units, stock options or other awards without the consent of the director concerned.

    NONTRANSFERABILITY. Unless otherwise provided by the Committee, awards and rights under the Director Stock Plan may not be transferred other than by will, by the laws of descent and distribution, or to a designated beneficiary.

    DURATION. If approved by the shareholders, the Director Stock Plan will be effective as of April 30, 1997. Although the number of deliverable shares of Company common stock is limited, the Director Stock Plan does not have a stated expiration date.

PROPOSED DIRECTOR STOCK PLAN BENEFITS

    Subject to approval of the Director Stock Plan by the shareholders, the following has been approved:

    REPLACEMENT OF EXISTING BENEFITS. As described earlier in this proxy statement, non-employee directors with five years or more of service with the Company have been provided a post-service benefit under the Post-Service Benefits Plan for Non-Management Directors. The amount of this benefit has not been linked to the performance of Company common stock. In place of this fixed benefit, which would be eliminated for current and future directors, the Company would award to each existing non-employee director stock units having a market value on April 30, 1997 equal to $20,000 multiplied by years of Board service up to ten. The amounts, which generally reflect the undiscounted sum of benefits calculated as of that date under the Post-Service Benefits Plan, would range from $40,000 to $200,000 per existing non-employee director, aggregating $1,380,000 for all existing non-employee directors as a group. In addition, account balances of existing non-employee directors under the Plan for Payment of Directors' Fees described earlier in this proxy statement, which balances aggregated approximately $274,000 as of March 7, 1997, would be converted into stock units on the basis of the market value of Company common stock on April 30, 1997.

    ANNUAL RETAINER. Future annual retainers to non-employee directors for Board service would be paid in the form of unrestricted shares of Company common stock. The retainer applicable to the one-year period following an annual meeting would be paid as of the date of that annual meeting, with the number of unrestricted shares being equal to the annual retainer fee for Board service (presently $25,000) divided by the fair market value of a share of Company common stock on the date of the annual meeting, rounded up to the next higher 50 shares.

    OPTIONS. Non-employee directors would receive options effective on the date of each annual meeting. The number of shares covered by each option will equal an amount (currently set at $75,000) divided by the fair market value of a share of Company common stock on the date of the annual meeting, rounded up to the next higher 100 shares. The option exercise price will equal 100% of such value. Each option will have a 10-year term and be fully exercisable three years after the date of grant. Upon retirement after age 70 or with at least five years of Board service, a non-employee director's options will become fully exercisable and remain exercisable during a grace period (initially set at three years) but not beyond the original term. A non-employee director whose service terminates under any other circumstances could exercise the option only during the first 90 days following the termination and only to the extent that the option had then been exercisable.

    DEFERRALS. Non-employee directors would be permitted to defer into stock unit accounts their Board and Board committee meeting attendance fees and/or retainer fees for serving as chair of a Board committee.

    FUTURE ACTIONS. Notwithstanding the foregoing, all future actions under the Director Stock Plan are subject to the discretion of the Committee.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE DIRECTOR STOCK PLAN.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Company common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal.

         PROPOSAL TO APPROVE THE OFFICE OF THE CHAIRMAN INCENTIVE PLAN

    Upon the recommendation of the Board's Compensation Committee (the "Committee"), the Board has adopted the Office of the Chairman Incentive Plan ("OCIP"), subject to approval of the OCIP by the shareholders.

    Section 162(m) of the Internal Revenue Code generally disallows a Federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. An exception, however, is provided for qualifying "performance-based" compensation. It is intended that incentive compensation paid pursuant to the OCIP to members of the Office of the Chairman will qualify as "performance-based" compensation within the meaning of Section 162(m) and, therefore, not be subject to the deductibility limitation.

SUMMARY DESCRIPTION OF THE OCIP

    The following summary of the principal features of the OCIP is subject to and qualified in its entirety by the full text of the OCIP, a copy of which is included in this proxy statement as Appendix B.

    Participants in the OCIP for a given fiscal year will consist of only those executive officers who are designated by the Committee during the first 90 days of that year as members of the Office of the Chairman. The participating executive officers will not be eligible to receive an award with respect to that year under the Company's Management Incentive Program ("MIP") or any similar plan or program.

    The OCIP will be administered by the Committee. All determinations, interpretations and actions of the Committee in connection with the OCIP will be conclusive. The Board will have the power to amend, suspend or terminate the OCIP without shareholder approval, except that no such action may adversely affect rights under an award already made unless the affected participant consents and no such action may increase the maximum amount that can be earned as OCIP awards.

    Awards under the OCIP are expected to be paid in cash. If a participant's employment terminates during a year of participation by reason of death, retirement, voluntary resignation after July 1 of such year, or disability, the Committee may determine, after the amount of the incentive fund for that year has been determined, that a pro rata award be paid.

    Awards under the OCIP with respect to any fiscal year are limited in the aggregate to an incentive fund equal to 5% of the Company's net earnings for that year, as determined in accordance with generally accepted accounting principles and reported to the Company's shareholders.

    The maximum award to any individual participant for any fiscal year will equal the amount of the incentive fund, divided by the number of participants for that year. In its discretion, the Committee may decrease (but not increase) the OCIP award to any one or more participants, based upon its assessment of corporate performance, individual performance, and other objective or subjective factors, including strategic goals, that it may deem appropriate. It is intended that the Committee will exercise this negative discretion as necessary to cause actual awards under the OCIP generally to correspond with the awards that would have been paid to OCIP participants had they been MIP participants. A decrease in the OCIP award to any one participant will not increase the maximum award to any other participant. In no case can the Committee exercise discretion to cause OCIP awards to approximate MIP awards if the maximum OCIP awards, calculated as above, are inadequate for the purpose.

PROPOSED OCIP BENEFITS

    The Committee has designated Messrs. Fluno, Grainger, and Keyser as the executive officers who will participate in the OCIP for 1997, subject to approval of the OCIP by the shareholders. These executive officers are currently the members of the Office of the Chairman.

    The amount of the award payable to any participant in the OCIP for 1997 will not be ascertainable until after the end of the year. If the OCIP had been in effect during 1996, the aggregate incentive fund would have been $10.43 million and, if the current members of the Office of the Chairman were designated the participants, the maximum award to any one participant for that year would have been $3.48 million. With respect to the intention that the Committee exercise negative discretion as necessary to cause OCIP awards generally to correspond with MIP awards, reference is made to the information concerning MIP awards to members of the Office of the Chairman included in the summary compensation table appearing earlier in this proxy statement.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE OFFICE OF THE CHAIRMAN INCENTIVE PLAN.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Company common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal.

                              PROPOSAL TO APPROVE
              THE 1990 LONG TERM STOCK INCENTIVE PLAN, AS AMENDED

    Upon the recommendation of the Board's Compensation Committee (the "Committee"), the Board has adopted certain amendments to the 1990 Long Term Stock Incentive Plan, subject to approval of the 1990 Long Term Stock Incentive Plan, as so amended (the "1990 Plan"), by the shareholders.

    The purpose of the amendments and of submitting the 1990 Plan to the shareholders for approval is to permit the Company to continue to receive the full benefit of Federal income tax deductions in connection with exercises of stock options granted under the 1990 Plan. These deductions are equal to the excess of the fair market value of the shares at the time of exercise over the option exercise price. As discussed earlier in this proxy statement, however,
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid during a given fiscal year to a public company's chief executive officer and its four other most highly compensated executive officers in certain cases. The exception from the deductibility limitation for qualifying "performance-based" compensation also was discussed.

    Regulations under Section 162(m) provide that gain realized upon the exercise of stock options or stock appreciation rights can qualify as "performance-based" compensation if various conditions are satisfied. One condition (applicable to grants after the 1997 annual meeting in the case of the Company) is that the grant be under a plan with a shareholder-approved provision setting forth the maximum number of shares with respect to which stock options or stock appreciation rights may be granted during a specified period to any employee. In this connection, the amendments provide a maximum of 400,000 shares (being slightly less than 10% of the total number of shares authorized under the 1990 Plan) for grants to any employee in a calendar year. Another condition is that any gain realized by the employee on exercise result solely from an increase in the value of the shares after the grant. This condition would preclude grants involving below-market exercise prices. Although the Company has not granted under the 1990 Long Term Stock Incentive Plan any stock options or stock appreciation rights involving below-market exercise prices, the amendments codify the Company's practice in this regard. More particularly, the amendments require that stock options and stock appreciation rights be granted with exercise prices of no less than 100%, rather than 85% as previously provided, of the fair market value of the underlying shares at the time of grant.

    The amendments will be the first amendments to the 1990 Long Term Stock Incentive Plan since it was approved by the shareholders at the 1990 annual meeting. Included in this proxy statement as Appendix C is a copy of the full text of the 1990 Plan. All summary information in this proxy statement concerning the 1990 Plan is subject to and qualified in its entirety by that text.

    The 1990 Plan authorizes a variety of stock-based incentives. Although the 1990 Plan is similar in many respects to the Director Stock Plan discussed earlier in this proxy statement, there are also differences. As concerns eligibility, employees eligible to participate in the 1990 Plan are employees of the Company and its subsidiaries who hold positions of responsibility and are designated participants by the Committee. As concerns shares available for grants, the aggregate number of shares of Company common stock which have been or may be issued or for which stock options or stock appreciation rights may be granted under the 1990 Plan cannot exceed 4,028,414, subject to adjustment. (This number includes shares remaining available for grants under a predecessor plan and reflects the Company's two-for-one stock split in 1991.) At December 31, 1996, 2,471,719 shares were available for future grants. Further concerning shares available for grants, and as previously noted, grants of stock options or stock appreciation rights to any one employee during a calendar year will be subject to a share limitation.

    It is believed that awards under the 1990 Plan will continue to be valuable in attracting and retaining highly qualified key employees and in allying their interests with those of the shareholders.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1990 LONG TERM STOCK INCENTIVE PLAN, AS AMENDED.

    Approval of the proposal requires the affirmative votes of a majority of the shares of Company common stock represented in person or by proxy at the meeting. Broker non-votes and abstentions will have the same effect as votes against the proposal.

                                 OTHER MATTERS

NOTICE REQUIREMENTS

    Any shareholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 1998 annual meeting of shareholders (in accordance with Rule 14a-8 of Regulation 14A under the Securities Exchange Act of 1934, as amended) should send to the Secretary of the Company at the Company headquarters a signed notice of intent to submit the proposal at the meeting. The notice, including the text of the proposal, must be received at such offices no later than November 26, 1997 in order for the proposal to be considered for inclusion in such proxy soliciting material.

    The Company's By-laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of shareholders. In order for the nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or proposal, as the case may be. For a nomination, the notice must be furnished no later than the date calculated in accordance with the notice requirements referred to in the preceding paragraph. For a proposal, the notice must be furnished generally not less than 30 days nor more than 60 days before the meeting. A copy of the applicable By-law provisions may be obtained without charge upon written request to the Secretary of the Company.

DISCRETIONARY AUTHORITY

    The Board does not know of any matters other than those described in this proxy statement that will be presented for consideration at the meeting. If any matter not described in this proxy statement should properly be so presented, it is intended that the proxies will be voted on the matter in accordance with the judgment of the person or persons voting them.

                YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN
            THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE
                        ACCOMPANYING POSTPAID ENVELOPE.

                                                                      APPENDIX A

                              W.W. GRAINGER, INC.
                              DIRECTOR STOCK PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION.

    1.1. ESTABLISHMENT OF THE PLAN. W.W. Grainger, Inc., an Illinois corporation (the "Company"), hereby establishes its Director Stock Plan (the "Plan").

    1.2. OBJECTIVES OF THE PLAN. The objectives of the Plan are to enhance the ability of the Company to attract and retain the best-qualified directors, to increase the identity of interest between directors and the Company's shareholders, and to provide additional incentives for directors to maximize the long-term success of the Company's business.

    1.3. DURATION OF THE PLAN. The Plan shall become effective on the date of its approval by the shareholders of the Company (the "Effective Date"). Subject to the right of the Board to amend or terminate the Plan pursuant to Article 14,
(i) Awards may be granted from time to time on or after the Effective Date so long as Shares reserved for delivery under Section 4.1 remain available and (ii) Compensation earned by the Outside Directors from time to time after the Effective Date may be deferred.

ARTICLE 2. DEFINITIONS.

    2.1. "Account": see Section 8.1.

    2.2. "Award" means, individually or collectively, a grant by the Committee under this Plan of Options, Restricted Stock, Stock, and Stock Units, whether formula-based or otherwise.

    2.3. "Annual Meeting" means an annual meeting of the shareholders of the Company.

    2.4. "Award Agreement" means an agreement between the Company and an Outside Director setting forth the terms applicable to an Award. Except as otherwise provided in the Plan, the terms of an Award Agreement need not be the same for each Outside Director, nor for each grant, and may reflect distinctions based on the reasons for termination of Service.

    2.5. "Board" means the Board of Directors of the Company.

    2.6. "Committee" means the Compensation Committee of the Board, which shall be comprised entirely of Outside Directors.

    2.7. "Company": see Section 1.1.

    2.8. "Compensation" means all retainer, meeting, committee, and chair fees payable in cash to an Outside Director for Service.

    2.9. "Deferral Election": see Section 10.2.

    2.10. "Director" means any member of the Board.

    2.11. "Distribution Election": see Section 8.6.

    2.12. "Effective Date": see Section 1.3.

    2.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.14. "Expiration Date": see Section 5.4.

    2.15. "Fair Market Value" means, as of any specified date, the closing price of the Shares on the New York Stock Exchange, or any other national stock exchange or national market system on which the Shares are then traded, on the last preceding trading day on which the Shares were traded.

    2.16. "Option" means an option to purchase Shares granted under Article 5.

    2.17. "Option Price" means the price at which a Share may be purchased under an Option.

    2.18. "Outside Director" means a Director who is not an employee of the Company or a Subsidiary.

    2.19. "Period of Restriction" means the period established by the Committee in its discretion during which the transfer of Restricted Stock is limited in some manner, and the Shares are subject to a substantial risk of forfeiture, all as provided in Article 6.

    2.20. "Restricted Stock" means an Award granted under Article 6.

    2.21. "Rule 16b-3" means Rule 16b-3 (or a successor rule) of the Securities and Exchange Commission under the Exchange Act, as such Rule may be amended from time to time.

    2.22. "Service" means an Outside Director's service on the Board or any Board committee.

    2.23. "Shares" means shares of common stock of the Company.

    2.24. "Stock" means an Award of Shares granted under Article 7.

    2.25. "Stock Units" means the units in which an Account is denominated. A Stock Unit is an unsecured obligation of the Company that is intended, subject to the terms of Article 8, to represent the economic equivalent of one Share.

    2.26. "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns securities representing a majority of the aggregate voting power.

ARTICLE 3. ADMINISTRATION.

    3.1. GENERAL. The Plan shall be administered by the Committee. Except as may be limited by law, the articles of incorporation or By-laws of the Company, or the Plan, the Committee shall have full power and discretion to determine the amounts, types and terms of Awards; to determine the terms of any Award Agreement; to construe and interpret the Plan and any Award Agreement; to establish, amend, or waive rules for the Plan's administration; to make all other determinations which may be necessary or advisable for the administration of the Plan; and (subject to Section 14.3) to amend the terms of any outstanding Award. To the extent permitted by law, the Committee shall have the authority to delegate administrative duties to officers or Directors of the Company.

    3.2. DECISIONS BINDING. All determinations and decisions made by the Committee under the Plan shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Outside Directors, and their respective estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO PLAN.

    4.1.  SHARES AVAILABLE FOR GRANTS.  Subject to adjustment as provided in
Section 4.2, the number of Shares reserved for delivery under the Plan is 250,000. If any Shares subject to any Award are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for delivery under the Plan. Shares delivered pursuant to the Plan may be treasury stock or newly-issued Shares.

    4.2. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization (such as a stock split, stock dividend, spin-off, or other distribution of stock or property of the Company), or any merger, consolidation, separation, reorganization (whether or not tax-free) or any partial or complete liquidation of the Company, the Committee may make such adjustment in the number and class of Shares which may be delivered under
Section 4.1 as it may determine in its discretion to be appropriate.

ARTICLE 5. OPTIONS.

    5.1. AWARD OF OPTIONS. Subject to the terms of the Plan, Options may be awarded to Outside Directors in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion.

    5.2. AWARD AGREEMENT. Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the Expiration Date of the Option, the number of Shares subject to the Option, and such other provisions as the Committee may determine.

    5.3. OPTION PRICE. The Option Price for each grant of an Option shall be at least 100% of the Fair Market Value of a Share on the date the Option is granted.

    5.4. DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant (the "Expiration Date"), but in no event after the tenth anniversary of the date of such grant.

    5.5. EXERCISE OF OPTIONS. Each Option shall be exercisable at such times prior to the Expiration Date and be subject to such restrictions and conditions as the Committee shall determine in its discretion, including, without limitation, restrictions on the Shares acquired pursuant to the exercise of such Option.

    5.6. PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, and accompanied by full payment for the Shares. Upon the exercise of any Option, the exercise price shall be payable by any one or combination of the following means:

         (i) cash or its equivalent,

        (ii) with the prior approval of the Committee, delivery of Shares already owned by the Outside Director and valued at the Fair Market Value thereof at the time of exercise,

        (iii) with the prior approval of the Committee, a cashless exercise through a broker-dealer approved for this purpose by the Company.

    5.7. TERMINATION OF SERVICE. Each Award Agreement shall set forth the extent to which the Outside Director shall have the right to exercise an Option after termination of Service, but in no event shall any Option be exercised after its Expiration Date.

    5.8. NONTRANSFERABILITY OF OPTIONS. Except as may otherwise be specified by the Committee in its discretion, no Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a beneficiary designation in accordance with Article 11.

ARTICLE 6. RESTRICTED STOCK.

    6.1. AWARD OF RESTRICTED STOCK. Subject to the terms of the Plan, Restricted Stock may be awarded to Outside Directors in such number of Shares, upon such terms, and at such time or times as the Committee shall determine in its discretion.

    6.2. RESTRICTED STOCK AGREEMENT. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee may determine.

    6.3. NONTRANSFERABILITY. Except as may otherwise be specified by the Committee in its discretion, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until after the end of the applicable Period of Restriction. Shares of Restricted Stock shall vest and become freely transferable after the end of the applicable Period of Restriction.

    6.4. OTHER RESTRICTIONS. The Committee may impose such other conditions and/or restrictions on any Restricted Stock as it deems advisable, including without limitation a stipulated purchase price for any Share of Restricted Stock. The Company may retain possession of the certificates representing Shares of Restricted Stock until all conditions and/or restrictions applicable to such Shares have been satisfied.

    6.5. VOTING RIGHTS. Shares of Restricted Stock shall have the same voting rights as unrestricted Shares.

    6.6. DIVIDENDS AND OTHER DISTRIBUTIONS. Shares of Restricted Stock shall have the same dividend rights as unrestricted Shares; provided, however, that
(i) the Committee may in its discretion provide that dividends shall be reinvested in additional Shares of Restricted Stock based on the Fair Market Value of the Shares on the applicable dividend payment date and on such other terms as may be determined by the Committee in its discretion and (ii) the Committee may impose any restrictions it deems appropriate on dividends payable in any form other than cash.

    6.7. TERMINATION OF SERVICE. The extent, if any, to which the Outside Director shall have the right to receive unvested Shares of Restricted Stock following termination of the Outside Director's Service shall be set forth in each Restricted Stock Award Agreement and, subject to Section 14.3, may subsequently be modified by the Committee in its discretion.

ARTICLE 7. STOCK.

    7.1. AWARD OF STOCK. Subject to the provisions of the Plan, Shares of Stock may be awarded to Outside Directors in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion.

    7.2. AWARD AGREEMENT. Each Stock Award may, but need not, be evidenced by an Award Agreement that shall specify the number of Shares to which the Award pertains, the purchase price (if any), and such other provisions as the Committee shall determine.

ARTICLE 8. STOCK UNITS AND ACCOUNTS.

    8.1. ACCOUNTS. One or more accounts (each, an "Account") shall be created and maintained on the books of the Company for each Outside Director to which shall be credited all Stock Units that may be attributed to such Outside Director from time to time in connection with (i) Awards of Stock Units by the Committee pursuant to Article 9, (ii) deferrals of Compensation by such Outside Director pursuant to Article 10, or (iii) the automatic reinvestment of dividend equivalents pursuant to Section 8.3. Accounts shall be maintained solely for accounting purposes and shall not require a segregation of any assets of the Company.

    8.2. VESTING. Stock Units awarded by the Committee pursuant to Article 9 shall become vested and nonforfeitable upon such terms as the Committee may determine. Stock Units credited to an Outside Director's Account by reason of his or her election to defer Compensation pursuant to Article 10 shall at all times be fully vested and nonforfeitable. Any additional Stock Units resulting from the crediting of dividend equivalents to an Outside Director's Account or Accounts pursuant to
Section 8.3 shall be vested and nonforfeitable to the same extent and at the same time or times as the underlying Stock Units giving rise to such dividend equivalents.

    8.3. DIVIDEND EQUIVALENTS. Dividend equivalents shall be earned on Stock Units and credited to an Outside Director's Account as of any date (a "Dividend Payment Date") on which the Company pays any dividend on the outstanding Shares (a "Dividend"). Such dividend equivalents shall be expressed as a number of Stock Units equal to:

         (i) the number of Stock Units credited to an Outside Director's Account as of the record date for such Dividend multiplied by the value of the per Share amount of such Dividend (as determined by the Committee in the case of dividends paid other than in cash),

    DIVIDED BY:

        (ii) the Fair Market Value of a Share as of the Dividend Payment Date.

    8.4. AMOUNT OF PAYMENT. The amount of value payable to an Outside Director on account of a Stock Unit as of the date of any payment determined in accordance with Section 8.5 shall equal the Fair Market Value of a Share on such date.

    8.5. TIMING AND METHOD OF PAYMENT. The value of vested Stock Units shall be paid to an Outside Director in a lump sum as soon as administratively possible following the termination of such Outside Director's service as a Director, except that (i) the Committee may otherwise provide in an Award Agreement, (ii) an Outside Director may otherwise provide in a Distribution Election, or (iii) the Company may defer such payment on account of any or all Stock Units for up to six months after the date of such termination of such service to the extent necessary to ensure the availability of an exemption under Rule 16b-3. All payments on account of Stock Units shall be made in cash unless the Committee determines in its discretion to make a payment or payments in Shares; provided that any fractional Shares shall be paid in cash based on the Fair Market Value of a Share on the date of such payment.

    8.6. DISTRIBUTION ELECTIONS. The Committee may in its discretion permit the Outside Director to specify in a written notice delivered to the Secretary of the Company (a "Distribution Election") such Outside Director's election with respect to (i) when payment to such Outside Director in respect of Stock Units (whether resulting from an Award under Article 9 or from deferrals pursuant to Article 10) shall commence, and (ii) whether such payment shall be in a lump sum or in such number of annual installments as the Outside Director may designate, subject to a maximum number of installments that the Committee shall determine from time to time, but not in excess of ten (10). To the extent the Committee permits Distribution Elections, an Outside Director may make or change such a Distribution Election as to the entire balance of his or her Account at any time or from time to time, but only by a Distribution Election filed with the Company no later than December 31 of the year next preceding such Outside Director's termination of service as a Director. Any Distribution Election that is not made or changed timely shall be disregarded.

    8.7. NONTRANSFERABILITY OF STOCK UNITS. Except as may otherwise be specified by the Committee in its discretion, no Stock Unit may be transferred in any manner other than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a beneficiary designation in accordance with
Article 11.

    8.8. UNSECURED OBLIGATION. An Outside Director shall be a general unsecured creditor of the Company with respect to all Stock Units credited to his or her Account or Accounts. The Committee may, but is not required to, establish a so-called "rabbi" trust or similar mechanism to fund the Company's obligations under this Plan; provided, however, that any funds contained therein shall remain subject to the claims of the Company's general creditors.

ARTICLE 9. AWARD OF STOCK UNITS BY THE COMMITTEE.

    9.1. AWARD OF STOCK UNITS. Subject to the terms of the Plan, Stock Units may be awarded to Outside Directors in such number, upon such terms, and at such time or times as the Committee shall determine in its discretion. Stock Units may be awarded in substitution for, or replacement of, the rights or interests (whether vested or unvested) of Outside Directors under other plans of the Company.

    9.2. AWARD AGREEMENT. Each Stock Unit Award shall be evidenced by an Award Agreement that shall specify the number of Stock Units to which the Award pertains, the vesting of such Stock Units, the extent (if any) to which a payment is to be made in respect of Stock Units that are unvested upon the termination of an Outside Director's Service, and such other provisions as the Committee shall determine.

ARTICLE 10. DEFERRALS BY OUTSIDE DIRECTORS.

    10.1. DEFERRAL ELECTION. An Outside Director may elect to defer receipt of all or any specified portion of any Compensation payable to him or her, and to have such amounts credited to his or her Account in accordance with Section 10.3; provided, however, that the Committee may in its discretion (i) provide that any such election shall be subject to the prior approval of the Committee or (ii) suspend the right of all Outside Directors to defer receipt of Compensation to be received after the date of such suspension.

    10.2. TIMING OF DEFERRAL ELECTION. A deferral election shall be made by written notice (a "Deferral Election") filed with the Secretary of the Company:

         (i) on or before the Effective Date (covering Compensation to be earned after the Effective Date),

        (ii) no more than 30 days after an Outside Director is first elected or appointed to the Board (covering Compensation to be earned at any time after the filing of such election),

        (iii) on or before the date of any Annual Meeting (covering Compensation to be earned after such Annual Meeting), or

        (iv) on or before such other date or dates as may be approved in advance by the Committee (covering Compensation earned for such period or periods commencing after such other date as may be specified by the Committee).

    Subject to Section 8.6, a Deferral Election may be accompanied by a Distribution Election. Subject to Section 10.1, any Deferral Election shall continue in effect (including with respect to the Compensation relating to subsequent periods) unless and until revoked or modified by a new Deferral Election filed with the Secretary of the Company. Amounts credited to an Outside Director's Account prior to the effective date of any such revocation or modification of a Deferral Election shall not be affected by such revocation or modification. An Outside Director who has revoked a Deferral Election may file a new Deferral Election to defer Compensation relating exclusively to services to be rendered during the calendar year following the year in which such new Deferral Election is filed with the Company.

    10.3. DEFERRALS CREDITED TO ACCOUNT. Any Compensation deferred by an Outside Director pursuant to this Article 10 shall be allocated to his or her Account and deemed to be invested in a number of Stock Units equal to (i) the amount of such Compensation DIVIDED BY (ii) the Fair Market Value of a Share on the date Compensation would otherwise have been paid.

ARTICLE 11. BENEFICIARY DESIGNATION.

    Unless the Committee in its discretion determines otherwise, each Outside Director may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in the event of such Outside Director's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by such Outside Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Outside Director in writing with the Company during the Outside Director's lifetime. In the absence of any such designation, benefits remaining unpaid at the Outside Director's death shall be paid to his or her estate.

ARTICLE 12. TAX WITHHOLDING.

    If any federal, state, and local tax withholding may be required in respect of the grant, vesting or exercise of any Award or the settlement of any Stock Unit (any such event, "Taxable Event"), the Company shall have the authority to withhold, or require an Outside Director to remit to the Company, an amount sufficient to satisfy such tax withholding. The Company may defer the payment of cash or delivery of Shares in connection with a Taxable Event until such withholding requirements have been satisfied. The Committee may, in its discretion, permit an Outside Director to elect, subject to such conditions as the Committee may require, to have the Company withhold Shares otherwise deliverable pursuant to the Plan and having a Fair Market Value sufficient to satisfy all or part of any Outside Director's estimated total federal, state, and local tax obligation associated with a Taxable Event.

ARTICLE 13. RIGHTS OF DIRECTORS.

    Nothing in the Plan shall interfere with or limit in any way the right of the Company's shareholders to terminate any Outside Director's Service at any time, nor confer upon any Outside Director any right to continue in Service.

ARTICLE 14. AMENDMENT, MODIFICATIONS, AND TERMINATION.

    14.1. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's shareholders, except that no such amendment shall increase the number of Shares available for delivery under the Plan, change the minimum Option Price or maximum term of an Option, or change the requirements relating to the composition of the Committee.

    14.2. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. In connection with any unusual or nonrecurring events (including, without limitation, the events described in Section 4.2) affecting the Company or of changes in applicable laws, regulations, or accounting principles, the Committee may in its discretion adjust:

         (i) the terms of Options, Restricted Stock, Stock and Stock Units (including, without limitation, in the number, class and/or price of Shares or Stock Units subject to, or to be distributed in connection with, outstanding Awards or Stock Units) and

        (ii) the criteria specified in the Award Agreements related to outstanding Awards,

whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

    14.3. AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any previously granted Award, without the written consent of the Outside Director holding such Award.

ARTICLE 15. NONALIENABILITY.

    Except as may otherwise be specified by the Committee in its discretion, no Award, Stock Unit, nor any right to a payment of Stock Units pursuant to Section
8.5 shall be subject in any manner to
anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Outside Director or the Outside Director's beneficiary, other than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to a beneficiary designation in accordance with
Article 11.

ARTICLE 16. SUCCESSORS.

    All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company. The Company and such successor shall be jointly and severally liable for all of the Company's obligations under the Plan.

ARTICLE 17. LEGAL CONSTRUCTION.

    17.1. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    17.2. ARTICLES AND SECTIONS. Except where otherwise indicated by the context, any reference to an "Article" or "Section" shall be to an Article or Section of this Plan.

    17.3. SEVERABILITY. If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

    17.4. LEGAL COMPLIANCE. If the Company determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award or Deferral Election would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are then listed any of the Company's equity securities, then the Company may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. If the Company deems necessary to comply with any applicable securities law, the Company may require a written investment intent representation by an Outside Director and may require that a restrictive legend be affixed to certificates for Shares delivered pursuant to the Plan.

    17.5. GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to the conflict of laws principles thereof.

                                                                      APPENDIX B

                              W.W. GRAINGER, INC.
                     OFFICE OF THE CHAIRMAN INCENTIVE PLAN

PURPOSE.

    The purpose of the Office of the Chairman Incentive Plan (the "Plan") is to compensate participants appropriately for the financial performance of W.W. Grainger, Inc. (including subsidiaries thereof, the "Company") and to ensure to the Company current Federal income tax deductibility of annual incentive compensation that might otherwise not be deductible by the Company as a result of Section 162(m) of the Internal Revenue Code.

PARTICIPATION.

    All executive officers of the Company who are designated by the Compensation Committee of the Company's Board of Directors or successor committee (the "Committee") no later than 90 days after the beginning of a fiscal year as members of the Office of the Chairman will participate in the Plan with respect to that year. As concerns any year of participation in the Plan, a participant will not be eligible to receive any award of annual incentive cash compensation
(i) under the management incentive program or successor program or plan of the Company, or (ii) under a similar program or plan of any business of the Company.

ADMINISTRATION.

    The Plan will be administered by the Committee, which shall have sole authority to interpret the Plan. All determinations, interpretations and actions of the Committee in connection with the Plan shall be final, conclusive, and binding upon all concerned.

DETERMINATION OF AWARDS.

    With respect to each fiscal year, awards under the Plan will be limited to an incentive fund equal to 5% of the Company's net earnings, as determined in accordance with generally accepted accounting principles and as reported to the Company's shareholders. The portion of the incentive fund allocated to each participant will be equal to the amount of the incentive fund divided by the number of participants in the Plan with respect to that year.

    The Committee may reduce, but not increase, a participant's award under the Plan, based upon the Committee's assessment of corporate performance, individual performance, competitive practice, and such other factors as the Committee may deem appropriate. The reduction of one participant's award by the Committee will not cause an increase or decrease in any other participant's award.

    Awards to participants will be paid in cash on or before March 15 of the year following the year for which the award was earned, as determined by the Committee. If a participant dies, retires or is disabled during a year of participation, a pro rata award may be paid, as determined by the Committee, after the determination of the incentive fund. If a participant voluntarily resigns after July 1 of a year of participation, a pro rata award may be paid, as determined by the Committee, after the determination of the incentive fund.

AMENDMENT AND TERMINATION.

    The Company's Board of Directors may amend, suspend, or terminate the Plan at any time, subject to the following restrictions:

    - No action may adversely affect rights under an award already made, without the consent of the participant; and

    - Unless the shareholders of the Company so approve, no action may increase the maximum amount that can be earned as awards under the Plan.

                                                                      APPENDIX C

                              W.W. GRAINGER, INC.
                1990 LONG TERM STOCK INCENTIVE PLAN, AS AMENDED

SECTION 1. OBJECTIVE.

    The objective of the W.W. Grainger, Inc. 1990 Long Term Stock Incentive Plan (the "Plan") is to attract and retain the best available executive personnel and other key employees to be responsible for the management, growth and success of the business, and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its shareholders.

SECTION 2. DEFINITIONS.

    2.1. GENERAL DEFINITIONS. The following words and phrases, when used herein, shall have the following meanings:

        (a)  "Act" -- The Securities Exchange Act of 1934, as amended.

        (b) "Agreement" -- The document which evidences the grant of any Award under the Plan and which sets forth the terms, conditions, and limitations relating to such Award.

        (c) "Award" -- The grant of any stock option, stock appreciation right, share of restricted stock, share of phantom stock, other stock-based award, or any combination thereof.

        (d) "Board" -- The Board of Directors of W.W. Grainger, Inc.

        (e) "Code" -- The Internal Revenue Code of 1986, as amended, including the regulations promulgated pursuant thereto.

        (f) "Committee" -- The Compensation Committee of the Board of Directors of the Company, which shall consist of three or more members. The members of the Committee shall be disinterested persons within the meaning of Rule 16b-3, as the same may be amended or supplemented from time to time, as promulgated under the Act. No member of the Committee shall be eligible to receive Awards under the Plan unless permitted by such Rule 16b-3.

        (g) "Common Stock" -- The present shares of common stock of the Company, and any shares into which such shares are converted, changed or reclassified.

        (h) "Company" -- W.W. Grainger, Inc., an Illinois corporation, and its groups, divisions, and subsidiaries.

        (i)  "Employee" -- Any person employed by the Company as an employee.

        (j) "Fair Market Value" or "FMV" -- The fair market value of Common Stock on a particular day shall be the closing price of the Common Stock on the New York Stock Exchange, or any other national stock exchange on which the Common Stock is traded, on the last preceding trading day on which such Common Stock was traded.

        (k) "Option" -- The right to purchase Common Stock of the Company at a stated price for a specified period of time. For purposes of the Plan, the option is a Non-Qualified Stock Option.

        (l) "Other Stock Based Award" -- An award under Section 9 that is valued in whole or in part by reference to, or is otherwise based on, the Company's Common Stock.

        (m) "Participant" -- Any Employee designated by the Committee to participate in the Plan.

        (n) "Phantom Stock" -- A right to receive payment from the Company in cash, stock, or in combination thereof, in an amount determined by the Fair Market Value.

        (o) "Period of Restriction" -- The period during which Shares of Restricted Stock or Phantom Stock rights are subject to forfeiture or restrictions on transfer pursuant to Section 8 of the Plan.

        (p) "Restricted Stock" -- Shares granted to a Participant which are subject to restrictions on transferability pursuant to Section 8 of the Plan.

        (q) "Shares" -- Shares of Common Stock.

        (r) "Stock Appreciation Right" or "SAR" -- The right to receive a payment from the Company in cash, Common Stock, or in combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over a specified price fixed by the Committee, but subject to such maximum amounts as the Committee may impose.

    2.2. OTHER DEFINITIONS. In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined elsewhere in the Plan or in such Agreement.

SECTION 3. COMMON STOCK.

    3.1. NUMBER OF SHARES. Subject to the provisions of Section 3.3, the number of Shares which may be issued or sold or for which Options or Stock Appreciation Rights may be granted under the Plan may not exceed 4,028,414 Shares.* Notwithstanding the foregoing, the total number of Shares

------------

* As adjusted to reflect (i) the number of shares remaining available for grants under the Company's Restated 1975 Non-Qualifed Stock Option Plan and (ii) the Company's 1991 two-for-one stock split.

with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 400,000 Shares (proportionately adjusted pursuant to Section 3.3) in any calendar year.

    3.2. RE-USAGE. If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, if Restricted Stock is forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option, SAR, grant of Restricted Stock or other grant, as the case may be, shall again be immediately available for Awards under the Plan.

    3.3. ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification or exchange of Shares, recapitalization, merger, consolidation or other similar event, the number of SARs and the number of Shares available for Options, grants of Restricted Stock, and Other Stock Based Awards and the number of Shares subject to outstanding Options, SARs, grants of Restricted Stock, and Other Stock Based Awards, and the price thereof, and the Fair Market Value, as applicable, shall be appropriately adjusted by the Committee in its sole discretion and any such adjustment shall be binding and conclusive on all parties. Any fractional Shares resulting from any such adjustment shall be disregarded.

SECTION 4. ELIGIBILITY AND PARTICIPATION.

    Participants in the Plan shall be those key employees selected by the Committee to participate in the Plan who hold positions of responsibility and whose participation in the Plan the Committee or management of the Company determines to be in the best interests of the Company.

SECTION 5. ADMINISTRATION.

    5.1. COMMITTEE. The Plan shall be administered by the Committee, which shall consist of three or more members of the Board of Directors and who shall not be eligible to participate in the Plan. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time change the Committee's membership.

    5.2. AUTHORITY. The Committee shall have the sole and complete authority to:

        (a) determine the individuals to whom Awards are granted, the type and amounts of awards to be granted and the time of all such grants;

        (b) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

        (c)  interpret and construe the Plan and all Agreements;

        (d) prescribe, amend and rescind rules and regulations relating to the Plan;

        (e) determine the content and form of all Agreements;

        (f)  determine all questions relating to Awards under the Plan;

        (g) maintain accounts, records and ledgers relating to Awards;

        (h) maintain records concerning its decisions and proceedings;

        (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

        (j) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

    5.3. DETERMINATIONS. All determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

    5.4. DELEGATION. Except as required by Rule 16b-3 promulgated under the Act (and any successor to such rule) with respect to the grant of Awards to Participants who are subject to Section 16 of the Act, the Committee may delegate to appropriate senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish.

SECTION 6. STOCK OPTIONS.

    6.1. TYPE OF OPTION. It is intended that only non-qualified stock options may be granted by the Committee under this section of the Plan.

    6.2. GRANT OF OPTION. An Option may be granted to Participants at such time or times as shall be determined by the Committee. Each Option shall be evidenced by an Option Agreement that shall specify the exercise price, the duration of the Option, the number of Shares to which the Option applies, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

    6.3. OPTION PRICE. The per share option price shall be at least 100% of the Fair Market Value at the time the Option is granted.

    6.4. EXERCISE OF OPTIONS. Options awarded under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service after the grant, as the Committee may impose, which need not be uniform for all participants; provided, however, that no Option shall be exercisable for more than 10 years after the date on which it is granted.

    6.5. PAYMENT. The Committee shall determine the procedures governing the exercise of Options, and shall require that the per share option price be paid in full at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in cash, or in Shares already owned by the Participant, valued at the Fair Market Value thereof, as partial or full payment of the exercise price. As soon as practical after full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired Shares.

    6.6. RIGHTS AS A SHAREHOLDER. Until the exercise of an Option and the issuance of the Shares in respect thereof, a Participant shall have no rights as a Shareholder with respect to the Shares covered by such Option.

SECTION 7. STOCK APPRECIATION RIGHTS.

    7.1. GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may decide. A grant of an SAR shall be made pursuant to a written Agreement containing such provisions not inconsistent with the Plan as the Committee shall approve.

    7.2. EXERCISE OF SARS. SARs may be exercised at such times and subject to such conditions, including the performance of a minimum period of service, as the Committee shall impose. SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise an equivalent number of Shares under the related Option and may be exercised only with respect to the Shares for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose conditions on the exercise of an SAR, including, without limitation, the right of the Committee to limit the time of exercise to specified periods, as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.

    7.3. PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

        (a) any increase in the Fair Market Value of a Share at the date of exercise over the Fair Market Value of a Share at the date of grant, by

        (b) the number of Shares with respect to which the SAR is exercised;

    provided, however, that at the time of grant, the Committee may establish, in its sole discretion, a maximum amount per Share which will be payable upon exercise of an SAR.

    7.4. METHOD OF PAYMENT. Subject to the discretion of the Committee, which may be exercised at the time of grant, the time of payment, or any other time, payment of an SAR may be made in cash, Shares or any combination thereof.

SECTION 8. RESTRICTED STOCK OR PHANTOM STOCK.

    8.1. GRANT OF RESTRICTED STOCK OR PHANTOM STOCK. The Committee may grant Shares of Restricted Stock or Phantom Stock rights to such Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock or Phantom Stock rights shall be evidenced by a written Agreement setting forth the terms of such Award.

    8.2. RESTRICTIONS ON TRANSFERABILITY. Restricted Stock or Phantom Stock rights may not be sold, transferred, pledged, assigned, or otherwise alienated until such time, or until the satisfaction of such conditions as shall be determined by the Committee (including without limitation, the satisfaction of performance goals or the occurrence of such events as shall be determined by the Committee). At the end of the period of restriction applicable to any Restricted Stock, such Shares will be transferred to the Participant free of all restrictions.

    8.3. RIGHTS AS A SHAREHOLDER. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock granted hereunder may exercise full voting rights and other rights as a Shareholder with respect to those Shares during the period of restriction. Holders of Phantom Stock rights shall not be deemed Shareholders and, except to the extent provided in accordance with the Plan, shall have no rights related to any Shares.

    8.4. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless otherwise determined by the Committee at the time of grant, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares, provided that if any such dividends or distributions are paid in shares of stock, such shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee at the time of grant, Participants holding Phantom Stock rights shall be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

    8.5. PAYMENT OF PHANTOM STOCK RIGHTS. The Committee may, at the time of grant, provide for other methods of payment in respect of Phantom Stock rights in cash, Shares, partially in cash and partially in Shares, or in any other manner not inconsistent with this Plan.

SECTION 9. OTHER STOCK BASED AWARDS AND OTHER BENEFITS.

    9.1. OTHER STOCK BASED AWARDS. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the Common Stock, and the payment of Shares in lieu of cash under other Company incentive bonus programs. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

    9.2. OTHER BENEFITS. The Committee shall have the right to provide types of Awards under the Plan in addition to those specifically listed utilizing shares of stock or cash, or a combination thereof, if the Committee believes that such Awards would further the purposes for which the Plan was established. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

SECTION 10. AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN.

    The Board of Directors at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the Participant.

SECTION 11. TERMINATION OF EMPLOYMENT.

    11.1. TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of retirement, any Option or SAR granted to such Participant which is then outstanding may be exercised at any time prior to the expiration of the term of the Option or SAR or within three (3) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the effective date of retirement shall be forfeited.

    11.2. TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated by reason of death or disability, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant or the Participant's legal representative at any time prior to the expiration date of the term of the Option or SAR or within three (3) years following the Participant's termination of employment, whichever period is shorter, and any Restricted Stock, Phantom Stock rights, or other Award then outstanding shall become nonforfeitable and shall become transferable or payable, as the case may be, as though any restriction had expired.

    11.3. TERMINATION OF EMPLOYMENT FOR ANY OTHER REASON. Unless otherwise determined by the Committee at the time of grant, in the event the employment of the Participant shall terminate for any reason other than misconduct or one described in Section 11.1 or 11.2, any Option or SAR granted to such Participant which is then outstanding may be exercised by the Participant at any time prior to the expiration date of the term of the Option or SAR or within three (3) months following the Participant's termination of employment, whichever period is shorter; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. If the employment of a Participant is terminated by the Company by reason of the Participant's misconduct, any outstanding Option or SAR shall cease to be exercisable on the date of the Participant's termination of employment; any Restricted Stock, Phantom Stock rights, or other Award then outstanding for which any restriction has not lapsed prior to the date of termination of employment shall be forfeited upon termination of employment. As used herein, "misconduct" means that the Participant has engaged, or intends to engage, in competition with the Company, has induced any customer of the Company to breach any contract with the Company, has made any unauthorized disclosure of any of the secrets or confidential information of the Company, has committed an act of embezzlement, fraud, or theft with respect to the property of the Company, or has deliberately disregarded the rules of the Company in such a manner as to cause any loss, damage, or injury to, or otherwise endanger the property, reputation, or employees of the Company. The Committee shall determine whether a Participant's employment is terminated by reason of misconduct.

    11.4. ACCRUAL OF RIGHT AT DATE OF TERMINATION. The Participant shall have the right to exercise an Option or SAR as indicated in Sections 11.1, 11.2, and
11.3 only to the extent the Participant's right to exercise such Option or SAR had accrued at the date of termination of employment pursuant to the terms of the Option or SAR Agreement and had not previously been exercised.

SECTION 12. MISCELLANEOUS PROVISIONS.

    12.1. NON-TRANSFERABILITY OF AWARDS. Unless otherwise determined by the Committee at the time of grant, and except as provided in Section 11, no Awards granted under the Plan shall be assignable, transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted.

    12.2. NO GUARANTEE OF EMPLOYMENT OR PARTICIPATION. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employment of the Company. No employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future awards.

    12.3. TAX WITHHOLDING. The Company shall have the authority to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer payment of cash or issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall require, to have Shares otherwise issuable under the Plan withheld by the Company and having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state, and local tax obligation associated with the transaction.

    12.4. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or Act, shall be governed by the law of the State of Illinois and construed in accordance therewith.

    12.5. EFFECTIVE DATE. The Plan shall be submitted to the Shareholders of the Company for approval at the 1990 Annual Meeting of Shareholders of the Company scheduled to be held on April 25, 1990, and shall be effective immediately upon such approval by the Shareholders of the Company; provided, however, that no Award requiring the issuance of Shares shall be exercised or paid out unless at the time of such exercise or payout (i) such Shares are covered by a currently effective registration statement filed under the Securities Act of 1933, as amended, if one is then required, or in the sole opinion of the Company and its counsel such issuance of Shares is otherwise exempt from the registration requirements of such act, and
(ii) such Shares are listed on any securities exchange upon which the Common Stock of the Company is listed.

    12.6. TERMINATION OF THE 1975 PLAN. The Company's Restated 1975 Non-Qualified Stock Option Plan shall be terminated as of the date of Shareholder approval of this Plan, provided, however, that such termination shall not affect any Options or Stock Appreciation Rights outstanding thereunder, all of which shall remain subject to and be governed by such plan.

    12.7. UNFUNDED PLAN. Insofar as the Plan provides for Awards of cash, Shares, rights or a combination thereof, the Plan shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to Awards under the Plan, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in Awards nor shall the Plan be construed as providing for any such segregation. None of the Committee, the Company or its Board of Directors shall be deemed to be a trustee of any cash, Shares or rights to Awards granted under the Plan. Any liability of the Company to any Participant with respect to an Award or any rights thereunder shall be based solely upon any contractual obligations that may be created by the Plan and any Agreement, and no obligation of the Company under the Plan shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

    12.8. PROVISIONS RELATING TO SECTION 16 PERSONS. Notwithstanding any other provision herein, any Award granted hereunder to an Employee who is then subject to Section 16 of the Act is subject to the following limitations:

        (a) The Award may provide for the issuance of Shares as a stock bonus for no consideration other than services rendered or to be rendered. In the event that the Award provides for the issuance of Shares for any other type of consideration, the amount of such consideration shall either (i) be equal to the amount (such as the par value of such Shares) required to be received by the Company in order to assure compliance with applicable state law or
    (ii) be equal to or greater than 50% of the Fair Market Value of such Shares on the date of grant of such Award.

        (b) Any Option or similar right (including an SAR) granted to such Employee pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Employee's lifetime only by him or by his guardian or legal representative.

                                     [LOGO]

--------------------------------------------------------------

                                          NOTICE
                                          of annual
                                          meeting of
                                          shareholders
                                          and PROXY
                                          STATEMENT

                                          April 30, 1997
                     M Printed on recycled paper.
945-PS-97

                                    PROXY

COMMON PROXY                  W.W. GRAINGER, INC.                  COMMON PROXY

               455 KNIGHTSBRIDGE PARKWAY, LINCOLNSHIRE, IL  60069
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             PROXY FOR ANNUAL SHAREHOLDERS' MEETING APRIL 30, 1997

     The undersigned hereby appoints Jere D. Fluno, David W. Grainger, and Richard L. Keyser, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 30, 1997 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

     A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1, 2, 3, 4, and 5. If authority is given to vote for the election of directors, this proxy may be voted cumulatively for directors as set forth in the proxy statement.



 CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE         SEE REVERSE
                                                                   SIDE

/X/ Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, AND 5.

1. Election of Directors
Nominees: George R. Baker, Robert E. Elberson, Jere D. Fluno, Wilbur H. Gantz, David W. Grainger, Richard L. Keyser, John W. McCarter, Jr., James D. Slavik, Harold B. Smith, Fred L. Turner, Janiece S. Webb.

                  FOR                         WITHHELD
                  ALL                         FROM ALL
                NOMINEES  / /            / /  NOMINEES


/ /________________________________________________
For, except vote withheld from nominees named above

2. Proposal to ratify appointment of Grant          FOR   AGAINST   ABSTAIN
   Thornton LLP as independent auditors for         / /     / /       / /
   the year ending December 31, 1997.

3. Proposal to approve Director Stock Plan.        / /     / /       / /

4. Proposal to approve Office of the Chairman      / /     / /       / /
   Incentive Plan.

5. Proposal to approve 1990 Long Term Stock       / /     / /       / /
   Incentive Plan, as amended.

6. In their discretion upon such other matters   / /     / /       / /
   as may properly come before the meeting.

           MARK HERE                       MARK HERE
          FOR ADDRESS                     IF YOU PLAN
           CHANGE AND                      TO ATTEND
          NOTE AT LEFT  / /               THE MEETING  / /

Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.

Signature:_______________________________________

Date:____________________________________________

Signature:_______________________________________

Date:____________________________________________

                                   APPENDIX

1.  On Inside Front Cover - a map representing location of the Annual Meeting.

2.  On page 3 through 5 - 11 photos of the Board of Directors nominees.

3.  On page 19 - Stock Price Performance graph filed with Branch Chief.